Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide” NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Fiscal 2016 First Quarter Results

PORT WASHINGTON, N.Y., November 5, 2015 -- ACETO Corporation (Nasdaq: ACET), focused on the global marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the first quarter of fiscal 2016 ended September 30, 2015.

First Quarter Fiscal 2016 versus First Quarter Fiscal 2015

•	Net sales of $133.5 million versus $130.8 million, a 2.1% increase
•	Gross profit of $34.6 million versus $27.7 million, a 25.1% increase
•	Net income of $9.3 million versus $4.8 million, a 92.6% increase
•	Diluted EPS of $0.32 versus $0.17, an 88.2% increase
•	Non-GAAP Adjusted Net Income of $11.0 million versus $6.6 million, a 66.4% increase
•	Non-GAAP Adjusted EPS of $0.37 versus $0.23, a 60.9% increase

Management Commentary

“We executed well in our first quarter of fiscal 2016, delivering strong EPS growth on a substantial improvement in operating profitability,” said Sal Guccione, Chief Executive Officer of ACETO. “Similar to the fourth quarter of fiscal 2015, we experienced robust year-on-year sales growth from our Human Health segment and margin gains in our Human Health and Performance Chemicals segments.”

“Our transition toward human health continued nicely in the quarter. For the first quarter of fiscal 2016, our Human Health and Pharmaceutical Ingredients business segments together accounted for 72% of our total sales, an all-time high, compared to 67% for the same period last year. This sales mix shift along with gross margin expansion and ongoing SG&A leverage produced an 80% increase in operating income. In addition, we continued to expand our product portfolio through the acquisition of six FDA-approved ANDAs during the quarter and, with 18 ANDAs on file with the FDA for over 36 months, we continue to believe that we are well positioned to launch between six and ten new generic products in fiscal 2016,” added Mr. Guccione.

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“After a good start to the year, we are reiterating our earnings outlook for fiscal 2016. We continue to project sales growth in the mid-single digit range and net income growth in the low double-digit range,” continued Mr. Guccione. “Our outlook assumes that gross margin for fiscal 2016 will expand modestly over fiscal 2015, but that the gain will be smaller than what we have realized for each of the past couple of years. We also continue to project $8 million to $10 million in R&D spending at Rising Pharmaceuticals. Finally, much like fiscal 2015, we expect to generate higher sales and gross profit for the second half of fiscal 2016 than the first half of the year.”

First Quarter Financial Review

Net sales for the first quarter of fiscal 2016 were $133.5 million, an increase of 2.1% from $130.8 million reported in the first quarter of fiscal 2015. On a constant Euro currency basis net sales increased by 6.5% in fiscal 2016 compared to the same quarter last year. Total Company gross profit was $34.6 million, an increase of 25.1%, compared to $27.7 million in the first quarter of fiscal 2015. Gross margin for the first quarter was 25.9% compared to 21.1% in the prior year period.

Human Health segment sales were $57.5 million, an increase of 17.1%, compared to $49.1 million for the first quarter of fiscal 2015. The revenue increase was largely due to an increase in sales at Rising resulting from price increases on certain products, as well as new generic product launches during the past two years. Nutritional product sales also increased in the first quarter versus the prior year’s period, both in the U.S. and abroad. Gross profit for the Human Health segment was $20.3 million, an increase of 39.7%, compared to $14.5 million for the first quarter of fiscal 2015. Gross margin for the first quarter was 35.3%, compared to 29.6% in the prior year period. The increase in gross margin was primarily due to volume increases related to product launches that occurred in the past two years and also to pricing on certain products.

Pharmaceutical Ingredients segment sales were $38.4 million, an increase of 1.0%, compared to $38.0 million for the first quarter of fiscal 2015. The segment’s sales were adversely affected by the weakness of the Euro versus US dollar in this quarter as compared to the prior year’s period. The unfavorable impact of the Euro rate variance on the Pharmaceutical Ingredients segment for the quarter compared to last year’s quarter was $3.8 million in sales and $0.6 million in gross profit. Gross profit in the quarter was $6.1 million, a slight decrease compared to $6.2 million for the first quarter of fiscal 2015. Gross margin for the fourth quarter was 15.9%, compared to 16.2% in the prior year period.

Performance Chemicals segment sales were $37.7 million, a decrease of 13.9%, compared to $43.7 million for the first quarter of fiscal 2015, due to reduced sales of agricultural, pigment and other intermediates, as well as chemicals used in surface coatings. Gross profit was $8.2 million, an increase of 17.2%, compared to $7.0 million for the first quarter of fiscal 2015. Gross margin was 21.7% for the first quarter compared to 15.9% in the prior year period. The increase in gross profit was primarily due to increased sales volume and the introduction of a new agricultural protection product. The gross margin benefitted from favorable product mix in the segment, a decline in sales of lower margin products, and duty refunds related to the Generalized System of Preferences, a tariff system, which expired in July 2013 and was not renewed until July 2015.

Total selling, general and administrative expenses were $17.6 million compared to $18.3 million in the same period last year, a 3.6% decrease due to a separation charge and bad debt provision taken in last year’s quarter and a decline in the travel, entertainment and automobile expenses. Research and Development expenses in the first quarter totaled $1.4 million compared to $0.7 million in the prior year period. The majority of R&D expenses are milestone based and will fluctuate quarterly.

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Operating income totaled $15.5 million, an increase of 80.0% over the first quarter of fiscal 2015. Net income was $9.3 million, or $0.32 per diluted share, compared to net income of $4.8 million, or $0.17 per diluted share, for the comparable quarter of fiscal 2015. Non-GAAP Adjusted Net Income was $11.0 million in the first quarter, compared to $6.6 million in the prior period, a 66.4% increase. Non-GAAP Adjusted Earnings per Share were $0.37, compared to $0.23 in the year ago fourth quarter, a 60.9% increase.

Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00am ET on Friday, November 6, 2015. To participate in the conference call, please dial (866) 436-9172 or (630) 691-2760 approximately 10 minutes prior to the call. Please reference conference ID # 41066491.

A live webcast of the conference call will be available in the Investor Relations section of the Company’s website, www.aceto.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 11:30 a.m. ET on November 6, 2015 until 11:59 p.m. ET on November 13, 2015 and may be accessed by calling (888) 843-7419 and referencing conference ID # 41066491. An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. This measure, Adjusted Net Income, represents net income excluding amortization of intangibles, debt extinguishment and transaction costs related to acquisitions. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior periods’ results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate the performance of its business units.

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income to U.S. GAAP net income are presented in the table Non-GAAP Reconciliation of this press release.

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About ACETO

ACETO Corporation, incorporated in 1947, is focused on the global marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO's global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.  ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

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Investor Relations Contact:

LHA
Jody Burfening
jburfening@lhai.com

(212) 838-3777

(Financial Tables Follow)

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Aceto Corporation and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	September 30,
	2015	2014
Net sales	$133,500	$130,803
Cost of sales	98,919	103,152
Gross profit	34,581	27,651
Gross profit %	25.90%	21.14%

Selling, general and administrative expenses	17,633	18,283
Research and development expenses	1,430	745
Operating income	15,518	8,623

Other expense, net of interest expense	(535)	(978)

Income before income taxes	14,983	7,645
Income tax provision	5,685	2,817
Net income	$9,298	$4,828

Net income per common share	$0.32	$0.17

Diluted net income per common share	$0.32	$0.17

Weighted average shares outstanding:
Basic	28,983	28,618
Diluted	29,392	29,178

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Aceto Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per-share amounts)

	(unaudited)
	September 30, 2015	June 30, 2015

Assets
Current Assets:
Cash and cash equivalents	$30,830	$34,020
Investments	2,392	3,416
Trade receivables: less allowances for doubtful accounts: September 30, 2015 $690; and June 30, 2015 $691	167,925	161,521
Other receivables	10,102	10,611
Inventory	90,302	95,596
Prepaid expenses and other current assets	4,267	3,096
Deferred income tax asset, net	1,581	2,050

Total current assets	307,399	310,310

Property and equipment, net	10,357	10,456
Property held for sale	6,574	6,574
Goodwill	67,883	67,870
Intangible assets, net	82,745	78,997
Deferred income tax asset, net	9,946	9,972
Other assets	5,742	5,595

Total Assets	$490,646	$489,774

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$197	$10,197
Accounts payable	49,280	54,962
Accrued expenses	55,683	59,841
Total current liabilities	105,160	125,000

Long-term debt	109,911	99,960
Long-term liabilities	7,690	7,542
Environmental remediation liability	2,678	2,995
Deferred income tax liability	32	66
Total liabilities	225,471	235,563

Commitments and contingencies

Shareholders' equity:
Preferred stock, 2,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value: (40,000 shares authorized; 29,488 and 29,147 shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively)	295	292
Capital in excess of par value	96,314	93,807
Retained earnings	174,745	167,208
Accumulated other comprehensive loss	(6,179)	(7,096)
Total shareholders' equity	265,175	254,211

Total liabilities and shareholders' equity	$490,646	$489,774

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Aceto Corporation

Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)

(in thousands, except per share amounts)

	(unaudited) Three Months Ended September 30, 2015	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2015	(unaudited) Three Months Ended September 30, 2014	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2014

Net income, as reported	$9,298	$0.32	$4,828	$0.17

Adjustments:

Amortization	2,716	0.09	2,565	0.08
Separation and relocation costs	-	-	99	0.00
Step-up of inventory	-	-	209	0.01

Adjusted income excluding charges	12,014	0.41	7,701	0.26
Adjustments to provision for income taxes	1,019	0.04	1,092	0.03

Adjusted net income (Non-GAAP)	$10,995	$0.37	$6,609	$0.23

Diluted weighted average shares outstanding	29,392	29,392	29,178	29,178

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.

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